UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 1, 2012

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXHIBIT INDEX

EX-2.1: PURCHASE AGREEMENT

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on October 2, 2012 (the “Original Report”), by DealerTrack Holdings, Inc. (“DealerTrack”), in order to include the Purchase Agreement, dated as of October 1, 2012, by and among DealerTrack, Inc., a wholly-owned subsidiary of DealerTrack (“Purchaser”), ClickMotive, LP, a Texas limited partnership (as converted immediately prior to the consummation of the transactions contemplated by the Purchase Agreement (as defined below) into ClickMotive, LLC, a Texas limited liability company) (“ClickMotive”), CM General, LLC, a Texas limited liability company and the general partner of ClickMotive (the “General Partner”), Stuart Lloyd, Ray Myers, Timothy Clay, Colin Carter and McCombs Family Partners LTD (the “Limited Partners” and, together with the General Partner, the “Sellers”), and Stuart Lloyd, solely in his capacity as the Sellers’ representative (the “Purchase Agreement”), as Exhibit 2.1 to the Original Report. Except as set forth herein, this amendment does not amend, modify or update the disclosure contained in the Original Report.

(d)  Exhibits.

Exhibit No.	Description

2.1	PURCHASE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012

DealerTrack Holdings, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	PURCHASE AGREEMENT